Exhibit 3.7

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This First Amendment (this “Amendment”), dated as of November [ ], 2015 (the “Effective Date”), amends that Second Amended and Restated Investors’ Rights Agreement (the “Agreement”) dated June 9, 2008 by and among Aperion Biologics, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A thereto, each of the stockholders listed on Schedule B thereto, and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company has filed an Offering Statement on Form 1-A with the Securities and Exchange Commission for an initial public offering of its common stock (the “Common Stock”) pursuant to Regulation A of the Securities Act of 1933, as amended (the “IPO”), and the Company and the Investors desire to amend the Agreement to reflect the IPO.

WHEREAS, the Existing Investors are holders of at least majority of the Registrable Securities of the Company (as defined in the Agreement), and desire to amend Agreement; and

NOW, THEREFORE, the Existing Investors hereby agree that the Agreement shall be amended, and the parties to this Agreement further agree as follows.

1.          Amendment to Definition. The Agreement is hereby amended by adding the following definition in Section 1:

“Form 1-A” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

2.          Amendment to Section 2.11. Section 2.11 is hereby amended by inserting the phrase “or on an offering statement on Form 1-A” in the introductory sentence as indicated in the underlined and bolded texts below:

2.11 ““Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3, or on an offering statement on Form 1-A, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) . . . . . .”

3.          Amendment to Section 2.13. Section 2.13 is hereby amended by amending and restating Section 2.13(a) in its entirety as follows:

“(a) five years after (i) the closing of the IPO or (ii) a public offering pursuant to Regulation A under the Securities Act (the “Regulation A IPO”)”

4.          Amendment to Section 3.1(e). Section 3.1(e) is hereby amended by amending and restating the last paragraph of Section 3.1(e) in its entirety as follows:

“Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement or an offering statement, if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement or offering statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.”

5.          Amendment to Section 3.3. Section 3.3 is hereby amended by adding the phrase “or a Regulation A IPO,” at the end of clause (i) immediately following the phrase “immediately before the consummation of the IPO.”

6.          Amendment to Section 4.2. Section 4.2 is hereby amended by adding the phrase “or a Regulation A IPO,” at the end of clause (i) immediately following the phrase “immediately before the consummation of the IPO.”

7.          Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

8.          Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

9.          Counterparts. This Amendment may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Amendment shall become effective when all Parties hereto shall have received a counterpart hereof signed by the other Parties hereto. The Parties agree that the delivery of this Amendment may be effected by means of an exchange of electronic signatures with original copies to follow by mail or courier service.

10.         Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.

11.         Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

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12.         Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such parties, verbal or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Note to be duly executed by their respective authorized officers as of the date first above written.

COMPANY
APERION BIOLOGICS, INC.

By:
Name:
Title:

CROSSCART, LLC

By:
Name: Kevin R. Stone
Title: